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                                                                    Exhibit 5.01

            [Letterhead of Rainey, Ross, Rice and Binns Appears Here]

                                                                January 31, 1997

Oklahoma Gas and Electric Company
101 N. Robinson
Oklahoma City, Oklahoma  73101

Ladies and Gentlemen:

     We are participating in the proceedings incident to the filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") with respect to the unsecured subordinated debt securities (the "Debt Securities") of Oklahoma Gas and Electric Company, an Oklahoma corporation ("OG&E"). The Registration Statement also relates to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of preferred securities (the "Preferred Securities") of OG&E Financing I, a Delaware business trust (collectively, the "OG&E Trust"), and guarantees of the Preferred Securities by OG&E (the "Preferred Securities Guarantees" and, together with the Debt Securities and the Preferred Securities, the "Offered Securities"). The Offered Securities will be issued from time to time pursuant to the provisions of Rule 415 under the Securities Act. Capitalized terms used but not defined herein are used as defined in the Registration Statement.

     I have examined all statutes, records, instruments and documents which I have deemed necessary to examine for purposes of this opinion.

     Based on the foregoing and my general familiarity with OG&E and its affairs, I am of the opinion that:

     1. OG&E was incorporated and is now a legal existing corporation under the laws of the State of Oklahoma; has corporate power, right and authority to do business and to own property in the States of Oklahoma and Arkansas in the manner and as set forth in the Registration Statement, Form S-3, to which this opinion is an exhibit; and has corporate power, right and authority to create, issue and sell the Debt Securities and Preferred Securities Guarantee;

     2. The Debt Securities, which are covered by the Registration Statement, will be legally issued by OG&E, duly authorized, fully paid and non-assessable and will constitute valid and binding obligations of OG&E, enforceable against OG&E in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity, when and if (i) the Registration



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     Statement, as finally amended, shall have become effective under the
     Securities Act; (ii) the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and duly executed and delivered by the Company and the Debt Trustee;
     (iii) OG&E's Board of Directors or duly authorized officers of OG&E shall have duly adopted final resolutions authorizing the issuance and sale of the Debt Securities , as contemplated by the Registration Statement and the Indenture; and (iv) the Debt Securities shall have been duly executed and authenticated as provided in the Indenture and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor; and

     3. The Preferred Securities Guarantees will constitute the legal, valid and binding obligation of OG&E, enforceable against OG&E in accordance with its terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity, when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Preferred Securities Guarantee Agreement shall have been qualified under the Trust Indenture Act and duly executed and delivered by the Company and the Guarantee Trustee; (iii) the Preferred Securities shall have been legally issued; (iv) OG&E's Board of Directors or duly authorized officers of OG&E shall have duly adopted resolutions authorizing the issuance and delivery of the Preferred Securities Guarantee; and (v) the Preferred Securities Guarantee shall have been duly executed and delivered as provided in the Preferred Securities Guarantee.

     We hereby consent to the use of this opinion as Exhibit 5.01 to the Registration Statement and to the use of our name under the caption "Validity of Securities" in the Prospectus and "Legal Matters" in the Prospectus Supplement included therein. This consent may be incorporated by reference into any registration statement of OG&E relating to the Offered Securities included in this Registration Statement on Form S-3 filed after the date hereof pursuant to Rule 462(b) of the Securities Act.

                                   Respectfully submitted,


                                   RAINEY, ROSS, RICE & BINNS